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                                                                   EXHIBIT 10(b)

                            SECOND AMENDMENT TO THE
                           DEFERRED COMPENSATION PLAN
                     FOR MEMBERS OF THE BOARD OF DIRECTORS
                               OF AMAX GOLD INC.

     This Second Amendment to the Deferred Compensation Plan for Members of the Board of Directors of Amax Gold Inc. ("Plan") is effective the 1st day of December, 1996.

                                    Recitals

A. The Plan has been in effect since the first day of July, 1988, and it has been amended on one prior occasion.

B. In 1996, the Securities and Exchange Commission amended the provisions of Rule 16b-3 of Section 16(b) of the Securities Exchange Act of 1934, and Amax Gold Inc. ("Company") desires to amend the Plan to conform to certain changes made in Rule 16b-3 and otherwise modify the Plan for administrative convenience.

C. The amendment made herein has been approved by the Company's Board of Directors on the 12th day of February, 1997.

                                   Amendment

1. Section 2.02 of the Plan is amended by adding the following sentences to the end of the section:

          A Board Member's application shall be approved in advance of the first deferral period to which it pertains by either the Board of Directors or by the standing Compensation Committee of the Board of Directors. Notwithstanding the foregoing, each election by a Board Member to participate in the Plan or to change his or her level of participation in the Plan must be approved in advance by the entire Board of Directors of the Company or by a committee of the Board of Directors satisfying the requirements of Rule 16b-3 of Section 16(b) of the Exchange Act. For purposes hereof, the Compensation Committee shall be the Compensation Committee which exists from time to time under the terms of the Amax Gold Inc. Key Executive Long-Term Incentive Plan.

Executed at Arapahoe County, Colorado this 31st day of March, 1997.

                                         AMAX GOLD INC.



                                         By:   /s/ S. SCOTT SHELLHAAS
                                            -----------------------------------
                                               S. Scott Shellhaas
                                               President and Chief
                                               Operating Officer